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EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

American Nutritional Casualty Insurance, Inc., a Hawaii corporation

Au Naturel, Inc., a Delaware corporation

Au Naturel (Canada), Inc., a Delaware corporation

Au Naturel (Japan), Inc., a Delaware corporation

Au Naturel (Netherlands), Inc., a Delaware corporation

Au Naturel (UK), Inc., a Delaware corporation

Fresh Organics, Inc., a Delaware corporation

Fresh To You, Inc., a Delaware corporation

Fresh Vitamins, Inc., a Delaware corporation

FunFresh Foods, Inc., a Delaware corporation

Great Basin Botanicals, Inc., a Delaware corporation

Healthway Corporation, a Delaware corporation

M. K. Health Food Distributors, Inc., a California corporation

Makers of KAL, B.V.

Monarch Nutritional Laboratories, Inc., a Delaware corporation

Natural Balance, Inc., a Delaware corporation

Nature's Life, Inc., a Delaware corporation

NutraBrands, Inc., a Delaware corporation

Nutraceutical Corporation, a Delaware corporation

NutraForce (Canada) International, Inc., a Canadian corporation

NutraForce, Inc., a Delaware corporation

NutraMarks, Inc., a Delaware corporation (fka Makers of KAL, Inc., a Delaware corporation)

NutraPure, Inc., a Delaware corporation

Pep Products, Inc., a Delaware corporation

Seychelles Organics, Inc., a Delaware corporation

Solaray, Inc., a Utah corporation

Woodland Publishing, Inc., a Delaware corporation

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  EXHIBIT 21.1
SUBSIDIARIES OF THE COMPANY